POWER OF ATTORNEY
          For Section 16(a) Securities and Exchange Act of 1934 Filings


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Alexis V. Lukianov, Michael Lambert and Jason M. Hannon, the undersigned's true and lawful attorney-in-fact to:

    1) Do and perform all acts for and on behalf the undersigned which may be necessary or desirable to apply for, obtain and maintain EDGAR Access Codes to be used on behalf of the undersigned for Electronic Filing of all Section 16(a) Securities and Exchange Act of 1934 filings.

    2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of NuVasive, Inc. (the "Company"), Form 3,
       4 and 5 Reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

    3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any other authority; and

    4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

   The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform all and every act and thing whatsoever requisite,necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.


   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company,unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney's-in-fact.


   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December 2012.




				/s/ Gregory T. Lucier

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT


STATE OF Californa

COUNTY OF San Diego



	On December 4, 2013 before me, S. Colton, Notary Public, personally appeared Gregory T. Lucier who proved to me on the basis of sasisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragaraph is true and correct.

	WITNESS my hand and official seal.



                                         /s/ S. Colton
                                         Notary Public

Graphic of Notary Public Seal

S. Colton
Commission # 1889058
Notary Public - California
San Diego County
Commission Expires Jun 9, 2014